Remember there is a change on this.

  As filed with the Securities and Exchange Commission on ---------------.
                           REGISTRATION NO.
==========================================================================
                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549
                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             OFFICE MANAGERS, INC.
                            ----------------------
                (Name of Small Business Issuer in its Charter)

     Nevada                                                        87-0661638
-------------------------------    ---------------               ---------------
(State or Other Jurisdiction of    (Primary Standard           (I.R.S. Employer
Incorporation or Organization)      Industrial Classifi-     Identification No.)
                                    cation Code Number)

         136 East South Temple, Suite 1600, Salt Lake City, Utah 84111
                                (801) 363-2656
       ----------------------------------------------------------------
  (Address and Telephone Number of Registrant's Principal Place of Business)

                           Gateway Enterprises, Inc.
          3230 East Flamingo Road, Suite 156, Las Vegas, Nevada 98121
                                (800) 992-4333
         ------------------------------------------------------------
           (Name, Address and Telephone Number of Agent for Service)

                                  Copies to:
                           Ronald L. Poulton, Esq.
                               Poulton & Yordan
                      136 East South Temple, Suite 1700-A
                          Salt Lake City, Utah  84111
                                (801) 355-1341

Approximate Date of Proposed Sale to the Public: As soon as practicable from time to time after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
                                                  ------------------------------
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ----------------------------------------------------
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]
                                   ---------------------------------------------
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                    --------------------------------------------


                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------
Title of             Number          Proposed        Proposed
each Class of        of Shares       Maximum         Aggregate        Amount of
Securities to        Securities to   Offering Price  Offering         Registration
be Registered        be Registered   per Unit        Price (1)        Fee (1)
-------------------------------------------------------------------------------------
Common Stock         6,000,000       $0.10           $600,000         $158.40
included in Unit

"A" Warrants         6,000,000        0.00               0

Shares of Common     6,000,000(2)     0.50           3,000,000        $792.00
Underlying "A"
Warrants

"B" Warrants         6,000,000        0.00               0

Shares of Common     6,000,000(2)     1.20           7,200,000        $1,900.80
Stock Underlying                                     ------------     -----------
"B" Warrants

     TOTAL                                           $10,800,000      $2,851.20

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.
(2) Shares of common stock issuable by registrant from time to time upon exercise of the warrants.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.



                           OFFICE MANAGERS, INC.

         Minimum/Maximum Offering: 2,000,000 Units/6,000,000 Units
                       Offering Price: $.10 per Unit

     Office Managers, Inc., (the "Company") offers for sale, on a self underwritten, minimum-maximum basis a minimum of 2,000,000 units and a maximum of 6,000,000 units at a price of $.10 per unit. Each unit consists of one share of common stock, one A warrant redeemable within one year to purchase an additional share of common stock at $.50, and one B warrant redeemable within five years to purchase an additional share of common stock at $1.20. Proceeds from the sale of the shares will be escrowed in a non-interest bearing account until the minimum number of units are sold.
If the minimum proceeds are not received within 90 days from the date of this prospectus, which can be extended an additional 30 days, all escrowed funds will be returned to subscribers without interest or deduction. This offering may continue past 120 days only if the minimum number of units have been sold. This offering will end no later than six months from the date of this prospectus, and may be terminated sooner in our sole discretion.

     Investing in our securities involves some risk.   (See "risk factors,"
page 5). The securities offered herein should not be purchased by any investor who cannot afford to sustain the total loss of their investment.

     These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities agency nor has the Commission or any agency passed upon the accuracy of adequacy of this prospectus. Any representation to the contrary is a criminal offense.
                                                   ------------------

     This is our initial public offering. No public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering.

     The shares will be offered and sold by our officers without any discounts or other commissions. An indeterminate number of shares may be sold through broker/dealers who are members of the National Association of Securities Dealers, and who will be paid a 10% commission on the sales they make.

===========================================================================
                 Price to      Underwriting Discounts    Proceeds to
                 Public        and Commissions           Company(1)
---------------------------------------------------------------------------
Per Share        $.10          $.01                      $.09
---------------------------------------------------------------------------
Total Minimum    $200,000      $20,000                   $180,000
---------------------------------------------------------------------------
Total Maximum    $600,000      $60,000                   $540,000
===========================================================================

(1) Proceeds to the Company are shown before deducting offering expenses payable by the Company estimated at $45,000, including legal and accounting fees and printing costs.

                 The date of this Prospectus is ____, 2000.

                                     3

                             TABLE OF CONTENTS
                                                                       Page

Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Determination of Offering Price. . . . . . . . . . . . . . . . . . . . . 10
Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Selling Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Directors, Executive Officers, Promoters and Control Persons . . . . . . 12
Security Ownership of Certain Beneficial Owners and Management . . . . . 13
Description of Securities. . . . . . . . . . . . . . . . . . . . . . . . 14
Interest of Named Experts and Counsel. . . . . . . . . . . . . . . . . . 15
Disclosure of Commission Position of Indemnification
     for Securities Act Liabilities. . . . . . . . . . . . . . . . . . . 15
Organization Within Last Five Years. . . . . . . . . . . . . . . . . . . 16
Description of Business. . . . . . . . . . . . . . . . . . . . . . . . . 16
Plan of Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
Description of Property. . . . . . . . . . . . . . . . . . . . . . . . . 22
Certain Relationships and Related Transactions . . . . . . . . . . . . . 23
Market for Common Equity and Related Stockholder Matters . . . . . . . . 23
Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . 23
Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Changes in and Disagreements with Accountants Disclosure . . . . . . . . 23


                             PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety, and particularly the information set forth in "RISK FACTORS."

                                The Company

     Officer Managers, Inc., intends to create a comprehensive online vertical portal devoted exclusively to office managers. We will develop a new and innovative site offering valuable services, and products, that will differentiate us from the many online e-commerce sites selling office products. Our approach will combine traditional professional service referrals, customer service and office products with the cost effective online medium. Our system will include:

     - A national network of reliable, qualified professional service providers in the areas of credit, collections and financing.
     - A personalized, professional customer service department to interact with, provide referrals to, and address the problems of office managers.
     - Automated online sales of business products in over ten different categories including, office supplies, computer hardware and software and furniture.
     - Access to secure current national, international, and industry news.
     -  Online advertising.

     To date, we are still designing our online vertical portal and developing our network of professionals. We have not yet received any revenues from our intended operations, nor have we otherwise engaged in any business operations.

                                The Offering

Securities Offered:      Minimum of 2,000,000 units and a maximum of 6,000,000
                         units. Each unit consists of one share of common stock, one "A" Warrant to purchase an additional share of common stock for $.50 within one year of the date of purchase and one "B" Warrant to purchase an additional share of common stock for $1.20 within five years of the date of purchase. The common stock sold in the units and the common stock underlying both the "A" and "B" warrants has a par value of $.001.

Offering Price:          $0.10 per unit.

Escrow Agent:            Brighton Bank, 311 South State Street, Salt Lake City,
                         Utah 84111.


Summary of Selected           We are a development stage company and have had no
revenues or Financial Data:   earnings from operations.
                              As of October 31, 2000, our financial data is as follows:

                              Total Assets                         $  90,313
                              Total Liabilities                    $   2,000
                              Shareholder Equity                   $  88,313
                              Net Tangible Book Value              $  88,313
                              Net Tangible Book Value per Share    $    .003

                               RISK FACTORS

     AN INVESTMENT IN THE UNITS OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS, INCLUDING THE FINANCIAL STATEMENTS AND NOTES, PRIOR TO MAKING AN INVESTMENT IN OFFICE MANAGERS.

     WE HAVE NO OPERATING HISTORY AND EXPECT TO INCUR LOSSES FOR THE FORESEEABLE FUTURE. We were founded in September 2000, and have no operating history. We expect to incur losses for the foreseeable future due to additional costs and expenses related to:

     . the implementation of our business model;
     . brand development, marketing and other promotional activities;
     . the development of our service and product offerings;
     . the continued development of our website, transaction processing systems and network infrastructure; and
     . the development of strategic relationships.

     Moreover, you should consider our prospects in light of the risks and difficulties frequently encountered by early stage companies. These risks include, but are not limited to, an unpredictable business environment, the difficulty of managing growth and the use of our business model. To address these risks, we must, among other things:

     . create a customer base;
     . develop a referral network;
     . enhance our brand recognition;
     . access sufficient product inventory to fulfill our customers'
       orders;
     . implement our business and marketing strategy;
     . provide superior customer service and order processing;
     . respond effectively to competitive and technological developments;
       and
     . attract and retain qualified personnel.

     OUR GROWTH AND OPERATING RESULTS COULD BE IMPAIRED IF WE ARE UNABLE TO MEET OUR FUTURE CAPITAL NEEDS. Based on our current operating plan, we anticipate that the net proceeds of this offering if the maximum number of units is sold, will be sufficient to satisfy our anticipated needs for working capital and capital expenditures for at least the next twelve months. After that time, we may need additional capital. If, however, only the minimum number of units is sold, we most likely will not have sufficient funds to even begin scaled down operations and will likely need to seek additional funding to commence operations. Also, we may need to raise additional funds sooner to:


     .  create our referral network;
     .  fund more rapid expansion;
     . develop enhanced services or product lines; or . respond to competitive pressures.

     If we raise additional funds by issuing equity or convertible debt securities, the percentage ownership of our stockholders will be diluted. Furthermore, any new securities could have rights, preferences and privileges senior to those of our common stock. We currently do not have any commitments for additional financing. We cannot be certain that additional financing will be available when and to the extent required, or that, if available, it will be on acceptable terms. If adequate funds are not available on acceptable terms, we may not be able to fund our operations, expansions, develop and enhance our services and products or respond to competitive pressures.

     WE WILL BE DEPENDENT ON THIRD PARTY PROVIDERS TO FULFILL A NUMBER OF OUR RETAIL FUNCTIONS. If these parties are unwilling or unable to provide services to us, our business could be seriously harmed. We will be dependent on third party providers to provide professional services, sell products, provide content, process orders, distribute and fill orders, manage inventory, and distribute products to our customers in a timely manner. We do not currently have any agreements with any third parties to provide any of these services. If we do not develop relationships with necessary providers on acceptable commercial terms, we may not be able to implement our business plan. Moreover, if we cannot negotiate acceptable terms, customers may refuse to use our referral services or purchase products.

     We will rely on distributors to fulfill a number of traditional retail functions, including maintaining inventory and preparing merchandise for shipment to customers. We may not be able to negotiate agreements with vendors willing to provide these services at competitive rates. Moreover, we will have no effective means to ensure that our providers will continue to perform these services to our satisfaction. Our customers could become dissatisfied and cancel their orders or they may decline to make future purchases if we or our providers are unable to deliver products on a timely basis. If our customers become dissatisfied with our distributors and third party service providers, our reputation and the officemanagers.net brand could suffer.

     Our operations will be dependent upon a number of third parties for products and support, credit card processing, and hosting our system infrastructure and database servers. In addition, we anticipate our distributors and fulfillment providers will use United Parcel Service, Federal Express and the United States Postal Service to deliver substantially all of the products we sell. If the services of any of these third parties becomes unsatisfactory, our customers may experience lengthy delays in receiving their orders, and we may not be able to find a suitable replacement on a timely basis or on commercially reasonable terms.


                                     7

     SYSTEM FAILURES COULD PREVENT ACCESS TO OUR WEBSITE AND HARM OUR BUSINESS AND RESULTS OF OPERATIONS. Our sales would decline and we could lose potential customers if they are not able to access our website or if our website, transaction processing systems or network infrastructure do not perform to our customers' satisfaction. Any network interruptions or problems with our website could:

     . prevent customers from accessing our site;
     . reduce our ability to provide referrals;
     . reduce the number of products that we sell;
     . cause customer dissatisfaction; or
     . damage our reputation.

     We anticipate our systems and operations will be vulnerable to damage or interruption from a number of sources, including fire, flood, power loss, telecommunications failure, physical and electronic break-ins, earthquakes and other similar events. We believe our servers will also be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. Any substantial disruption of this sort could completely impair our ability to generate revenues from our website. We do not presently have a formal disaster recovery plan in effect and do not carry sufficient business interruption insurance to compensate us for losses that could occur.

     ONLINE SECURITY RISKS COULD SERIOUSLY HARM OUR BUSINESS. A significant barrier to e-commerce and online communications is the secure transmission of confidential information over public networks. Anyone who is able to circumvent our security measures could misappropriate
proprietary information or cause interruptions in our operations.   We may
be required to expend significant capital and other resources to protect against potential security breaches or to alleviate problems caused by any breach. We will rely on licensed encryption and authentication technology to provide the security and authentication necessary for secure transmission of confidential information, including credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments may result in a compromise or breach of the algorithms that are used to protect customer transaction data. In the event someone is able to circumvent security measures, it could seriously harm our business and reputation, and we could lose customers. Security breaches could also expose us to a risk of loss or litigation and possible liability for failing to secure confidential customer information.

     OUR OPERATING RESULTS COULD BE IMPAIRED IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATIONS AND LEGAL UNCERTAINTIES CONCERNING THE INTERNET. Due to the increasing popularity and use of the internet, it is possible that a number of laws and regulations may be adopted with respect to the internet relating to:

     . user privacy;
     . pricing, usage fees and taxes;
     . content;
     . copyrights;
     . distribution;
     . characteristics and quality of products and services; and . online advertising and marketing.


                                     8

     The adoption of additional laws or regulations may decrease the popularity or impede the expansion of the internet and could seriously harm our business. A decline in the popularity or growth of the internet could decrease demand for our services and products, reduce our margins and increase our cost of doing business. Moreover, the applicability of existing laws to the internet is uncertain with regard to many important issues, including property ownership, intellectual property, export of encryption technology, libel and personal privacy. The application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the internet and other online services, could also harm our business.

     THE SUCCESS OF OUR BUSINESS DEPENDS ON THE CONTINUED GROWTH OF THE INTERNET AS A VIABLE COMMERCIAL MARKETPLACE. Our success depends upon the widespread acceptance of the internet as a vehicle to purchase services and products. The e-commerce market is at an early stage of development, and demand and continued market acceptance is uncertain. We cannot predict the extent to which customers will shift their purchasing habits from traditional to online retailers. If customers, service providers or manufacturers are unwilling to use the internet to conduct business and exchange information, our business will fail. It is possible that the internet may not become a viable long-term commercial marketplace due to the potentially inadequate development of the necessary network infrastructure, the delayed development of enabling technologies and performance improvements and the high cost of shipping products. The commercial acceptance and use of the internet may not continue to develop at historical rates, or may not develop as quickly as we expect. In addition, concerns over security and privacy may inhibit the growth of the internet.

     THE LIMITED MARKET FOR OUR SHARES WILL MAKE OUR PRICE MORE VOLATILE. The market for our common stock is very limited and we can not assure you that a larger market will ever be developed or maintained. The market for our common stock is likely to be volatile and many factors may affect the market. These include, for example:

     . our success, or lack of success, in marketing our products and services;
     . competition;
     . governmental regulations; and
     . fluctuations in operating results.

     The stock markets generally have experienced, and will likely continue to experience, extreme price and volume fluctuations which have affected the market price of the shares of many small capital companies. These fluctuations have often been unrelated to the operating results of such companies. Such broad market fluctuations, as well as general economic and political conditions, may decrease the market price of our common stock in any market that develops.

     THE SUCCESS OF OUR OPERATIONS WILL DEPEND LARGELY ON STEVEN WEISS. Our success will depend largely on the efforts of our President, Steven Weiss. We do not have a "key person" life insurance policy on Mr. Weiss. The loss of Mr. Weiss could have devastating effect on our business, operating results and financial condition. Our future growth and success also depends on our ability to identify, hire, train and retain other qualified management and technical personnel in the future. The inability to hire and retain necessary personnel could severely limit our ability to grow.


                                     9

                         FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. When used in this prospectus, the words "expects," "anticipates," "estimates," "intends" and similar expressions are intended to identify forward looking statements. These statements include, but are not limited to, statements under the captions "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus.

     These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus.

                              USE OF PROCEEDS

     The following table sets forth management's present estimate of the allocation of net proceeds expected to be received from this offering. Actual expenditures may vary from these estimates. Pending such uses, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.

                           If Maximum                    If Minimum
                           of 6,000,000   If 4,000,000   of 2,000,000
                           Units Sold     Units Sold     Units Sold
                           ------------   ------------   ------------
Total Proceeds             $600,000       $400,000       $200,000

Less:
     Commission              60,000         40,000         20,000
     Offering Expenses       45,000         45,000         45,000
     Filing Fees

Net Proceeds from           495,000        315,000        135,000
  Offering Available

Use of Net Proceeds
     Equipment               40,000         40,000         40,000
     Software Development   110,000        110,000         95,000
     Marketing              230,000        110,000              0
     Working Capital        115,000         55,000              0

Total Use of Net Proceeds  $495,000       $315,000       $135,000
                           =========      =========      =========

                      DETERMINATION OF OFFERING PRICE

          As no underwriter has been retained to offer our securities, the offering price of our shares was not determined by negotiation with an underwriter as is customary in underwritten public offerings. Rather, we arbitrarily selected the offering price. There is no relationship between the offering price of the shares and our assets, earnings, book value, net worth or other economic or recognized criteria or future value of our shares.

                                     10

                                  DILUTION

          As of the date of this offering, we had 27,000,000 common shares issued and outstanding and a net tangible book value of $88,313 or $.003 per share.

          The proceeds from the sale of shares will vary depending on the total number of shares sold.

          If all 6,000,000 shares offered hereunder are sold, there would be a total of 33,000,000 common shares issued and outstanding. If the maximum 6,000,000 shares are sold the net proceeds after deducting the offering costs of $105,000 will be $495,000. Adding the net offering proceeds to the net tangible book value, our total net tangible book value would be $583,313. Dividing our net tangible book value by the number of shares outstanding discloses a per share book value of approximately $.018. Therefore, the shareholders who purchase in this offering will suffer an immediate dilution in the book value of their shares of approximately $.082 or approximately 82% and our present shareholders will receive and immediate book value increase of $ .015 per share.

          The following table illustrates the dilution which will be experienced by investors in the offering:

          Offering price per share before deduction of offering expense$.10
          Net tangible book value per share before the offering        .003
          Net tangible book value per share after the offering         .018
          Dilution to new investors per share                         .082
          Dilution to new investors as a percentage                     82%

                              COMPARATIVE DATA

          The following chart illustrates the pro forma proportionate ownership in the Company, upon completion of the offering, assuming the maximum number of units is sold, of present stockholders and of investors in the offering, compared to the relative amounts paid and contributed to capital of the Company by present stockholders and by investors in this offering, assuming no changes in net tangible book value other than those resulting from the offering.

                          Approximate                  Approximate
                          Percentage                   Percentage
             Shares       Total Shares  Total          Total          Average
             Owned        Outstanding   Consideration  Consideration  Price/share
-------------------------------------------------------------------------------------
New
 Investors    6,000,000       18.2%      $600,000         86.8%          $0.10
Existing     27,000,000       81.8%      $ 91,000         13.2%          $ .003
Shareholders
-------------------------------------------------------------------------------------

                          SELLING SECURITY HOLDERS

     None of our existing shareholders is selling securities pursuant to this registration statement.


                                     11

                            PLAN OF DISTRIBUTION

     The offering will not be sold through selling agents. Our officers will sell the common shares on a self underwritten basis. In the past, we have received unsolicited indications of interest in Office Managers from persons familiar with it, including some brokers. Our officers will deliver prospectuses to these individuals and to others who they believe might have interest in purchasing all or a part of this offering. None of the brokers who have expressed interest in Office Managers have made any commitment to purchase any of the units offered herein.

                             LEGAL PROCEEDINGS

     To our knowledge, neither our officers or directors, nor us is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against us or our officers or directors. None of our officers or directors has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.


               DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND
                              CONTROL PERSONS

     The following table sets forth our directors, executive officers promoters and control persons, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the stockholders and qualified. Officers and other employees serve at the will of the Board of Directors.

Name            Age   Term Served as      Positions with
                      Director/Officer    the Company
Steven Weiss    43    September 2000      President & Director
John M. Hickey  58    September 2000      Secretary/Treasurer & Director
John Ray Rask   48    November 2000       Director

     The above individuals will serve as officers and/or directors. None of the officers or directors are related. A brief description of their positions, proposed duties and their background and business experience follows:

     STEVEN WEISS. From 1992 to 2000, Mr. Wiess worked for Universal Media in New York. During that time, he served as the Director of Credit and Collections and was responsible for all aspects of commercial credit and collections. In March 2000, Mr. Weiss left Universal Media and founder Eric, David & Sons, Inc., a financial marketing and consulting firm. He has served as that Company's CEO and President since March 2000.

     JOHN M. HICKEY. From 1995 to present Mr. Hickey has worked for Ambra Resources Group, Inc., a mineral and oil and gas exploration company. Mr. Hickey began with Ambra resources as the General Manager. In 1996, he became the President and a director of Ambra Resources. Mr. Hickey is primarily responsible for the day to day operations of Ambra Resources.

     JOHN RAY RASK. Since the early 1980's Mr. Rask has been owner and operator of Ray's Income Tax Service, a company which specialized in bookkeeping and the preparation of income tax returns. Since 1997, Mr. Rask has also served as a director of Ambra Resources Group, Inc.
                                     12

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                               AND MANAGEMENT

     The term "beneficial owner" refers to both the power of investment (the right to buy and sell) and rights of ownership (the right to received distributions from the company and proceeds from sales of the shares). Inasmuch as these rights or shares may be held by more than one person, each person who has a beneficial ownership interest in shares is deemed the beneficial owners of the same shares because there is shared power of investment or shared rights of ownership.

                                   Amount & Nature of       % of Class
Name and Address                   Beneficial Ownership     After Offering
-----------------------------      ---------------------    ---------------
John M. Hickey                      12,000,000               36.4%
1601-1415 West Georgia Street
Vancouver, B.C. V6G 3C8

John M. Hickey
Ambra Resources Group, Inc.          6,000,000               18.2%
800 West Pender Street
Vancouver, B.C. V6C 2V6

Robert L. Card
Siam Oceanic Fund Ltd.               5,000,000               15.2%
Suite 316 -
744 West Hastings Street
Vancouver, B.C. V6C 1A5

Steven Weiss
Eric David & Sons, Inc. Company      4,000,000               12.1%
5 Independence Way, Suite 300
Princeton, New Jersey 08540

Steven Weiss                         4,000,000               12.1%
5 Independence Way, Suite 300
Princeton, New Jersey 08540

Eric Smith
Network Capital Group, Inc.          2,000,000                6.1%
P.O. Box 61 Front Street
Churchill Building
Grand Turk, Turks & Caicos Islands

Mavis Smith
Powerwave Systems Corp.              2,000,000                6.1%
P.O. Box 170 Front Street
Churchill Building
Grand Turk, Turks & Caicos Islands

John Ray Rask                           0                     0.0%
1909 Monroe Ave.
Butte, Montana 59701
--------------------------------------------------------------------------
All officers and directors
as a group (3 persons)              16,000,000               48.5%
--------------------------------------------------------------------------
                 TOTAL              27,000,000               81.8%
--------------------------------------------------------------------------
                                     13

     Mr. Weiss and Mr. Hickey are officers and directors. Mr. Rask is a director.

     Mr. Hickey is the holder of record of 6,000,000 shares. Mr. Hickey also has voting power over the shares held by Ambra Resources. Therefore, the 6,000,000 shares held by Mr. Hickey personally and the 6,000,000 shares held by Ambra Resources are all attributed to Mr. Hickey.

     Mr. Card has investment power over the shares held by Siam Oceanic Fund Ltd, and may be deemed the beneficial owner of the shares.

     Mr. Weiss has investment power over the shares held by EricDavid & Sons, Inc. Company, and may be deemed to be the beneficial owner of those shares. Mr. Weiss does not hold any shares in his own name.

     Mr. Smith has investment power over the shares held by Network Capital Group, Inc., and may be deemed to be the beneficial owner of those shares.

     Ms. Smith has investment power over the shares held by Powerwave Systems Corp., and may be deemed to be the beneficial owner of those shares.

                       DESCRIPTION OF THE SECURITIES

     DESCRIPTION OF COMMON STOCK. The Company is presently authorized to issue 50,000,000 shares of $.001 par value common stock. All shares when issued, will be fully paid and non-assessable. All shares are equal to each other with respect to liquidation and dividend rights. Holders of voting shares are entitled to one vote for each share they own at any shareholders' meeting.

     Holders of shares of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and upon liquidation are entitled to participate pro-rata in a distribution of assets available for such a distribution to shareholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any shares.

     Reference is made to our Articles of Incorporation and Bylaws for a more complete description of the rights and liabilities of holders of common stock. The Company does not have cumulative voting rights which means that the holders of more the 50% of the shares voting for each election of directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than 50% will not be able to elect any directors.

     We will furnish annual reports to our shareholders which will include financial statements and other interim reports as we deem appropriate.

     DESCRIPTION OF PREFERRED STOCK. We are also presently authorized to issue 5,000,000 shares of $.001 par value preferred stock. Under our Articles of Incorporation the Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in such one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting


                                     14
rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of the Company without further shareholder action and may adversely effect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. The Board of Directors effects a designation of each series of preferred stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Nevada Secretary of State, or copies thereof may be obtained from the Company.

     TRANSFER AGENT. Interwest Transfer Company, Inc., 1981 East Murray-Holladay Road, Salt Lake City, Utah 84117, Telephone (801) 272-9294, has agreed to serve as transfer agent and registrar for the Company's outstanding securities upon completion of this offering.

                   INTEREST OF NAMED EXPERTS AND COUNSEL

     None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of the Company. Further, none of the experts was hired on a contingent basis and none of the experts named herein will receive a direct or indirect interest in the Company.

LEGAL MATTERS

     Certain legal matters will be passed upon for the Company by Poulton & Yordan, of Salt Lake City, Utah.

ACCOUNTING MATTERS

     The financial statements included in this prospectus and elsewhere in the registration statement have been audited by Andersen, Andersen & Strong, L.C., Certified Public Accountants, located in Salt Lake City, Utah, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                       FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "act") may be permitted to directors, officers and controlling persons for the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


     In the event that any claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                    ORGANIZATION WITHIN LAST FIVE YEARS

     We are a start-up company and have no operating history. As soon as the money from this offering is made available, we expect to make all arrangements necessary to commence operations in 2001.

                          DESCRIPTION OF BUSINESS

Company History
---------------
     Office Mangers, Inc., was formed as a Nevada corporation on September 19, 2000. Our executive offices are located at 136 East South Temple, Suite 1600, Salt Lake City, Utah 84111. Our telephone number is (801) 363-2656. We are qualified to do business in New Jersey. Our website is located at www.officemanagers.net. Information contained on our website does not constitute part of this prospectus.

     Our Strategy

     We intend to create a comprehensive online vertical portal devoted exclusively to office managers. We will develop a new and innovative site offering valuable services and products that will differentiate us from the many online e-commerce sites selling services or office products. Our approach involves combining traditional professional service referrals, customer service and office products with the cost effective online medium. Our system will include:

     - A national network of reliable, qualified professional service providers in the areas of credit, collections and financing from which we will provide referrals to office managers seeking such services.
     - A personalized, professional customer service department to interact with, provide referrals to and address the problems of office managers.
     - Automated online sales of business products in over ten different categories including office supplies, computer hardware and software and furniture.
     - Access to secure current national, international and industry news.
     -    Online advertising.


Referrals of Professional Services
----------------------------------

     Initially, we will primarily focus our referral services in the areas of credit, collections and financing as our president has extensive professional experience in these areas. In his experience, most businesses rely on one or a few credit and collection agencies in the same city or state where the business is located. This arrangement works well for collections from in-state customers. As most credit and collections agencies are local or at best regional, however, a problem arises with customers outside the state or region of the business. In our experience, most delinquent customers simply ignore threats from out-of-state credit and collection agencies and respond only if and when a collection agency located in the customer's state is retained. The problem for most businesses, and their office managers, is that they do not know, have access to, or have a comfort level with credit and collections professionals outside their immediate locale. Our online vertical portal will eliminate these problems for office managers.

     We will develop a nationwide network of high quality credit and collections professionals. We will only accept reputable, bonded professionals as members of our referral network. To assure that our customers receive high quality service, we will implement a follow up program to seek feedback from all individuals receiving referrals. This follow up program will be designed to evaluate the customers' experience with the professional to whom they were referred. Based on this feedback, professionals will be evaluated for ongoing suitability as a referral source.

     Development of our Network

     Initially, we hope to include at least three professionals in each major city in the United States in our network. We will build our network through the contacts of our management, through an intensive direct marketing program, and through word of mouth. To support our direct marketing program, we intend to hire an individual whose primary responsibility will be to identify, contact and screen potential service providers for inclusion in our network. We will seek to establish relationships with professional organizations that can provide us referrals to competent professionals.

     As need demands, we will broaden our network to include more professionals in major cities and to extend our network to smaller cities.

     Marketing and Delivery of our Referral Service

     We will market our professional service referral system as a nationwide white pages for office managers. Office managers and others visiting our site in search of a referral will be directed to call a 1-800 number that will put them in touch with one of our customer service representatives. The customer service representative will ask for information relevant to the caller's location, situation and need. This information will be logged into our database. Based on the information

provided, the customer service representative will provide the caller with the name of a professional. The caller will be informed that the professional will contact him within 24 hours. The customer service representative will then contact the professional and disclose the relevant information. If the professional is interested in providing the services needed, the professional will be instructed to contact the caller within 24 hours. The professional will then be billed a $100 referral fee, which will be paid directly to us. Following the expiration of the 24 hour period, the customer service representative will contact the caller to assure that he or she was called by the professional, and is satisfied with the referral. If the professional has not contacted the caller, or the caller would like a second referral, another referral will be given.

     In addition to being provided with a referral, the caller will receive a free or significantly discounted initial visit with the professional.

     We believe many professionals will be willing to pay the $100 referral fee and provide a free or significantly discounted initial consultation to become a member of our referral network, as these referrals could potentially represent a significant source of income to the professional.

Online Sales of Office Products
-------------------------------

     The business model for our online office products store will not vary significantly from many of the current office product e-commerce sites. While we have not determined the full range of products we may offer, we intend to offer at least 10 different categories of office-related "commodity" type products, including computer hardware and software; office supplies, such as pens, pencils, paper, binders, etc.; furniture; and office machines. Our website will provide links to other sites where additional products can be obtained.

     Distribution Network

     Rather than undertake the significant capital expenditures associated with a traditional retail sales operation, we intend to outsource all of the necessary operating infrastructure. We believe that outsourcing is key to an efficient and profitable e-commerce model. As part of this strategy, we will enter into relationships with distributors in each of our product segments. These distributors will carry the inventory of goods from which products will be picked, packed and shipped directly to our customers. Through this system, we can effectively leverage the inventory management and fulfillment capabilities of each of our providers to deliver products cost effectively to our customers. To date, we have no agreements with any distributors.

     We expect to establish secure electronic connections with each of our providers so that orders placed by our customers will be transmitted directly to the distributor. The orders will be automatically fed into the distributor's system where they will be processed, picked, packed and shipped. We anticipate that orders will be processed and ready for shipment within three to five days from the time a customer places an order at our website.


     We will seek to establish integrated electronic connections with each of our distribution providers that can provide us with data on inventory quantities, shipping status, shipper tracking numbers and the estimated time of arrival for back-ordered products. Our website will provide a direct link from a customer's order information to United Parcel Service and FederalExpress to provide up-to-the-minute information on delivery status.

Content
-------

     Visitors to our site will also have access to secure current national, international and industry news. We will contract with various news services to provide this information. As need demands, we may also hire individuals to provide information on products, technology, industry regulations, news and management. Eventually, we will archive historical content, enabling users to research through large databases of information. If we believe there is sufficient interest, and we are capable of doing so, we may also accept requests for proposals and related posting and response areas.

Advertising
-----------

     Advertising will be sold throughout our website. We anticipate, given the narrow focus of our website, that our site will provide attractive demographics which will appeal to participants in the professional services and office products markets. Attractive rates will be given to affiliates and strategic partners, such as service providers and e-commerce partners.

     While we believe our website will provide a positive advertising platform, the primary focus of our website will be on services and content, not advertising.

Marketing Strategy
------------------

     Successful vertical internet sites build their business on an understanding of the importance of creating positive and productive relationships among the community. Accordingly, we believe our success will be based on a combination of quality content and in-depth, lasting relationships within the community we hope to develop. We will pursue an aggressive brand building strategy, utilizing a combination of innovative online and offline industry methods targeted specifically to key market segments. This will include:

     - Offering content that is tailored and specialized for the office management community and is different from many of the existing category product and service-related sites.
     - Providing superior customer value through a combination of unique services and delivery mechanisms, broad product selection, fair prices and outstanding customer service.
     - Creating a comfortable, easy to use environment with skilled customer service representatives available to assist customers.


                                   19

Direct Sales

     We anticipate the need to hire from one to three individuals with marketing experience to undertake an extensive marketing campaign focused on contacting office managers, service providers and product suppliers. This campaign is expected to occur during the first and second quarters of 2001 and will be aimed at creating brand awareness, building our referral network and developing product and distribution relationships.

     Advertising

     Our online advertising will include:

     -    Content tailored e-mail drops.
     -    Reciprocal web links with other websites.
     -    Presence in web directories.
     -    Selected banner advertising.

     Our offline advertising will include:

     - Articles and ads in internet industry publications, general business magazines and newsprint.
     -    Trade Shows and Conferences
     -    Outdoor billboard advertising.
     -    Direct mail campaigns.
     -    TV and radio spots in selected markets.
     -    Full color brochures.

     Given our contacts, our offline advertising campaign will initially be focused solely in the northeastern United States. Thereafter, as we begin to build brand recognition, we will expand our offline advertising to other regions, with the expectation of having a nationwide offline advertising presence within three to five years.

     Direct Marketing Firms

     There are an increasing number of internet-related direct marketing firms specializing in finding sales leads, conducting direct mail and direct marketing campaigns, creating custom databases, performing marketing research and database marketing. We hope to develop a co-marketing relationship with one or more of these firms to assist us with our direct marketing program.

     Trade Shows and Conferences

     We will seek to have a presence at offline office supply trade shows, conferences for credit, collections and financing professionals, and internet-related business-to-business trade shows to build brand awareness and relationships with office managers and industry partners.

     Public Relations

     We anticipate hiring a public relations firm to provide us valuable market research and information and to manage both our online and offline advertising campaigns. To date we have not entered into negotiations with any public relations firms.



                                     20

Technology and Systems
----------------------

     We will primarily rely upon commercially available licensed technologies. Our current strategy is to license available technology whenever possible rather than seek internally- developed solutions.

     Our website's front-end will be built on industry standard technologies. The business logic of the site will be contained in a variety of currently available programs. These programs will handle user interface, ordering and customer communications and will operate on redundant servers. If needed, we will add additional servers and capacity. Our system will include redundant hardware on mission critical components, which we believe can survive the failure of several entire servers with relatively little downtime. We will also find a system we believe can quickly and easily expand capacity without significant additional development. We will run our key systems below capacity to support anticipated growth.

     Order Processing Applications.

     We will use a set of computer software applications for processing each customer order. These applications will charge customer credit cards, print order information, transmit order information electronically to our distributors and deposit transaction information into our accounting system. All credit card numbers and financial and credit information will be secured using encryption standards, and we will maintain credit card numbers behind appropriate fire walls.

     Intellectual Property

     We regard the protection of our service marks, trademarks, trade secrets and other intellectual property rights as critical to our future success. We rely on various intellectual property laws and contractual restrictions to protect our proprietary rights in products and services.
We have acquired and registered our domain name with regulatory bodies in an effort to protect these intellectual property rights. We will also enter into confidentiality and invention assignment agreements with our contractors, and nondisclosure agreements with our suppliers to limit access to and disclosure of our proprietary information. We cannot assure that these contractual arrangements or the other steps taken by us to protect our intellectual property will prove sufficient to prevent misappropriation of our technology or to deter independent third party development of similar technologies. In addition, we are pursuing the registration of our key trademarks and service marks in the U.S. We currently have pending trademark registrations for marks in the U.S. However, effective intellectual property protection may not be available in every country in which our services may be made available in the future. There is also no guarantee that the trademarks or servicemarks for which we have applied for registration will offer adequate protection under applicable law.



                                     21

     As is customary with technology companies, from time to time we may receive or become aware of, correspondence claiming potential infringement of other parties' proprietary rights. We could incur significant costs and diversion of management time and resources to defend claims regardless of the validity of these claims. We may not have adequate resources to defend these claims, and any associated costs and distractions could have a material adverse effect on our business, financial condition and results of operations. As an alternative to litigation, we may seek licenses for other parties' intellectual property rights. We may not be successful in obtaining any necessary licenses on commercially reasonable terms, if at all.

     EMPLOYEES

     Mr. Weiss is currently working about 20 hours per week to meet the needs of the Company. Mr. Hickey is working approximately 10 hours per week. As demand requires, Mr. Weiss and Mr. Hickey will devote additional time to the Company. We anticipate the need to hire up to 18 additional employees within the next twelve months. As needed, we expect to hire five accounting/billing coordinators, five sales and marketing professionals, five customer service representatives, an office manager, a secretary/receptionist, and an information technology specialist.


                             PLAN OF OPERATIONS

     Our plan of operations for the next twelve months is to raise funds through the offering. In addition to providing capital to help defray various start up expenditures, a principal use of the offering proceeds will be to provide working capital necessary upon commencement of operations until sufficient revenues are generated to cover such operating expenditures. To commence active business operations during 2001 we are engaged in a number of planning stage and preliminary activities. These activities include purchasing and putting into place the necessary electronic infrastructure to support our vertical portal; developing the software to run both our vertical portal and our referral databases; finishing construction of our website; negotiating agreements with product suppliers; putting into place the necessary infrastructure to support our e-commerce operations, including order placement, secure payment, and delivery systems; negotiating agreements for content production and delivery; developing a sufficient referral network to begin operations, including negotiating agreements with the service providers on the terms discussed herein; hiring and training sales and marketing and customer service representatives; and formulating and implementing an aggressive marketing campaign to drive the office management community to our website.

                          DESCRIPTION OF PROPERTY

     Our principal executive offices are located in approximately 400 square feet of office space in Salt Lake City, Utah under a one year lease that expires November 2001. Our lease agreement for this office space requires monthly rental payments of $2,000.

     In addition to the space we rent in Salt Lake City, we anticipate that within the next six months, we will need to rent approximately 500-1,000 square feet of office space in New Jersey. This space will be used as our operational headquarters.


               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     None.

          MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     At present, our securities are not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. A purchaser of shares may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so when eligible for public resales. Furthermore, the shares are not marginable and it is unlikely that a lending institution would accept our common stock as collateral for a loan.

     Pursuant to this registration statement, we propose to publicly offer a minimum of 2,000,000 units and a maximum of 6,000,000 units, each consisting of one share of common stock, one A warrant redeemable within one year to purchase an additional share and one B warrant redeemable within five years to purchase an additional share. To date, none of our outstanding shares of common stock are subject to outstanding options, warrants to purchase or securities convertible into common stock. We have not agreed to register shares of common stock held by existing security holders for resale.

                           EXECUTIVE COMPENSATION

     To date we have no employees other than our officers. Neither our officers nor directors have been paid any compensation. Moreover, we presently have no formal employment agreements or other contractual arrangements with our officers or directors or any one else regarding the commitment of time or the payment of salaries or other compensation. When funds allow, we anticipate that our officers will be offered a compensation package.

                            FINANCIAL STATEMENTS

     The audited financial statements of the Company appearing in the Registration Statement have been examined by Andersen, Andersen & Strong, Certified Public Accountants, as indicated in its report contained herein. The financial statements are included in the Registration Statement in reliance upon the report of that firm as an expert in auditing and accounting.

               CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                   ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None.

PART II - INFORMATION NOT REQUIRED IN  PROSPECTUS

                 INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

     (a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

                                     23

          1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

          3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

          4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

                                     24

               (a)  By the stockholders;

               (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

               (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

               (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.


          5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

          6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

               (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

               (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

          7. The registrant's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.


                                     25

                OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

     The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement.
                                                                    Amount
                                                            ---------------
     SEC registration fee                                         $2,851.20
     Blue sky fees and expenses                                   $2,500.00
     Printing and shipping expenses                               $3,500.00
     Legal fees and expenses                                     $32,000.00
     Accounting fees and expenses                                 $2,000.00
     Transfer and Miscellaneous expenses                          $2,148.80

          Total                                                  $45,000.00

     *  All expenses except SEC registration fee are estimated.

                  RECENT SALES OF UNREGISTERED SECURITIES

     On September 19, 2000, 4,000,000 restricted common shares were issued to our CEO, President and Director, Steven Weiss for $4,000. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similar applicable states' securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

     On September 19, 2000, 6,000,000 restricted common shares were issued to our Secretary, Treasurer and Director, John M. Hickey for $6,000. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similar applicable states' securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

     On September 19, 2000, 2,000,000 restricted common shares were issued to Network Capital Group, Inc., for $2,000. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similar applicable states' securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

     On September 19, 2000, 2,000,000 restricted common shares were issued to Powerwave Systems Corp, for $2,000. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similar applicable states' securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.



                                     26

     On September 19, 2000, 1,500,000 restricted common shares were issued to Precision Technologies, Ltd., for 1,500. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similar applicable states' securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

     On September 19, 2000, 500,000 restricted common shares were issued to Apex Holdings Ltd., for $500. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similar applicable states' securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

     On September 25, 2000, we issued 6,000,000 restricted common shares to Ambra Resources Group, Inc., to acquire the "officemanagers.net" domain name and a partially constructed website. The domain name and website were valued at $25,000. The transaction was effected pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933.

     On October 20, 2000, 5,000,000 common shares were issued to an accredited investor for $50,000. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similar applicable states' securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

                               EXHIBIT INDEX

SEC
Reference      Exhibit No.  Document                              Location
---------      -----------  -----------------------------------  ----------
3              3.01         Articles of Incorporation            Attached

3              3.02         Amended Articles of Incorporation     Attached

3              3.03         By-Laws                               Attached

5              5.01         Opinion on Legality                   Attached

23             23.01        Consents of Accountants               Attached

23             23.02        Consent of Counsel                 Attached as
                                                              Exhibit 5.01

27             27.01        Financial Data Schedule               Attached



                                UNDERTAKINGS

     Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registration hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Articles of Incorporation or provisions of the Nevada Business Corporations Act, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     We hereby undertake to:

(1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and nay deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 Registration Statement to be signed on its behalf by the undersigned, on December 1, 2000.


                                   OFFICE MANAGERS, INC.


                                   By:/s/ Steven Weiss
                                      -------------------------------------
                                        Steven Weiss, CEO, President and
Director



                                   By: /s/ John M. Hickey
                                       ------------------------------------
                                        John M. Hickey, Chief Financial
Officer, Secretary/Treasurer and Director


                           OFFICE MANAGERS INC.

                      FINANCIAL STATEMENTS AND REPORT

                OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                             October 31,  2000














ANDERSEN ANDERSEN & STRONG, L.C.             941 East 3300 South, Suite 202
Certified Public Accountants
and Business Consultants                         Salt Lake City, Utah 84106
 Member SEC Practice Section of the AICPA            Telephone 801 486-0096
                                                           Fax 801 486-0098

Board of Directors
Office Managers, Inc.
Salt Lake City, Utah

             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have audited the accompanying balance sheet of Office Managers, Inc. (development stage company) at October 31, 2000, and the related statement of operations, stockholders' equity, and cash flows for the period September 19, 2000 (date of inception) to October 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall balance sheet presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Office Managers Inc. at October 31, 2000, and the results of operations, and cash flows for the
period   September 19, 2000 (date of inception) to October 31, 2000, in conformity with generally accepted accounting principles.


Salt Lake City, Utah
November 10, 2000                            s/Andersen Andersen and Strong





                          OFFICE  MANAGERS,  INC.
                        (Development Stage Company)
                               BALANCE SHEET
                              October 31, 2000
==========================================================================

ASSETS

CURRENT ASSETS

  Cash                                                        $     65,730
                                                              -------------
     Total Current Assets                                           65,730
                                                              -------------
OTHER ASSETS

  Web site - net of amortization -  Note 3                          24,583
                                                              -------------
                                                              $     90,313
                                                              =============
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                            $      2,000
                                                              -------------
   Total Current Liabilities                                         2,000
                                                              -------------
STOCKHOLDERS' EQUITY
  Common stock
   50,000,000 shares authorized, at $0.001 par
   value; 27,000,000 shares issued and outstanding                  27,000

  Capital in excess of par value                                    63,810

  Deficit accumulated during the development stage                  (2,497)
                                                              -------------
   Total Stockholders' Deficiency                                   88,313
                                                              -------------
                                                              $     90,313
                                                              =============



 The accompanying notes are an integral part of these financial statements.


                          OFFICE  MANAGERS,  INC.
                        ( Development Stage Company)
                          STATEMENT OF OPERATIONS
                   For the Period September 19, 2000
                  (Date of Inception) to October 31, 2000

==========================================================================

REVENUES                                                      $          -

EXPENSES                                                             2,497
                                                              -------------
NET LOSS                                                      $     (2,497)
                                                              =============
NET LOSS PER COMMON SHARE

  Basic                                                       $          -
                                                              -------------

AVERAGE OUTSTANDING SHARES

  Basic                                                         13,000,000
                                                              -------------

 The accompanying notes are an integral part of these financial statements.


                           OFFICE  MANAGERS, INC.
                        ( Development Stage Company)
                STATEMENT OF CHANGES  IN STOCKHOLDERS' EQUITY
           For the Period September 19, 2000 (Date of Inception)
                            to October 31, 2000

==========================================================================

                                                            Capital in
                                                  Common Stock             Excess of    Accumulated
                                    Shares        Amount     Par Value       Deficit
                            ---------------------------------------------------------

Balance September 19, 2000
 (date of inception)                     -    $        -    $        -    $        -

Issuance of common stock
 for cash at $.001 -
 September 19, 2000             16,000,000        16,000             -             -

Issuance of common stock
 for web site at $.004167 -
 September 25, 2000              6,000,000         6,000        19,000             -

Issuance of common stock for
 cash at  $.01 -
 October 10, 2000                5,000,000         5,000        44,810             -

Net operating loss for the
 period September 19, 2000
 to October 31, 2000                     -             -             -        (2,497)
                              -------------------------------------------------------
Balance October 31, 2000        27,000,000     $  27,000     $  63,810     $  (2,497)
                              =======================================================


 The accompanying notes are an integral part of these financial statements.


                          OFFICE  MANAGERS,  INC.
                       ( Development  Stage Company)
                          STATEMENT OF CASH FLOWS
                     For the Period September 19 , 2000
                  (Date of Inception)  to October 31, 2000
==========================================================================

CASH FLOWS FROM
  OPERATING ACTIVITIES

  Net loss                                                        $ (2,497)

  Adjustments to reconcile net loss to
   net cash provided by operating
   activities
     Change in accounts payable                                      2,000
     Amortize web site                                                 417
                                                                 ----------
     Net Decrease in Cash From Operations                              (80)
                                                                 ----------
CASH FLOWS FROM INVESTING
  ACTIVITIES                                                             -
                                                                 ----------
CASH FLOWS FROM FINANCING
  ACTIVITIES
     Proceeds from issuance of common stock                         65,810
                                                                 ----------
  Net Increase in Cash                                              65,730
                                                                 ----------
  Cash at Beginning of Period                                            -
                                                                 ----------
  Cash at End of Period                                          $  65,730
                                                                 ==========

NON CASH FLOWS FROM INVESTING ACTIVITIES
  Issuance of  6,000,000 common shares for web site - 2000       $  25,000
                                                                 ----------


 The accompanying notes are an integral part of these financial statements.



                          OFFICE  MANAGERS,  INC.
                        ( Development Stage Company)
                       NOTES TO FINANCIAL STATEMENTS

==========================================================================

1. ORGANIZATION

The Company was incorporated under the laws of the State of Nevada on September 19, 2000 with authorized common stock of 50,000,000 shares at $0.001 par value.

The Company was organized for the purpose of acquiring and developing an online vertical portal on the World Wide Web devoted exclusively to office managers for the purpose of delivering office products and related professional services over the internet.

Since its inception the Company has completed a private placement offering of 21,000,000 common shares for cash of $65,810.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods
------------------
The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy
---------------
The Company has not yet adopted a policy regarding payment of dividends.

Income Taxes
------------
On October 31, 2000, the Company had a net operating loss carry forward of $2,497. The tax benefit from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has no operations. The net operating loss will expire in 2022.

Basic and Diluted Net Income (Loss) Per Share
---------------------------------------------
Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income
(loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of the preferred share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Amoritization of web site
-------------------------
The cost of the web site will be amortized to expense over five years.




                          OFFICE  MANAGERS,  INC.
                        (Development Stage Company)
                 NOTES TO FINANCIAL STATEMENTS (Continued)

==========================================================================

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Comprehensive Income
--------------------
The Company adopted Statement of Financial Accounting Standards No. 130. The adoption of this standard had no impact on the total stockholder's equity.

Recent Accounting Pronouncements
--------------------------------
The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

Financial Instruments
---------------------
The carrying amounts of financial instruments, including cash, web site, and accounts payable, are considered by management to be their estimated fair values.

Estimates and Assumptions
-------------------------
Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

3.  ACQUISITION OF WEB SITE

On September 25, 2000 the Company acquired the web site and the domain name "officemanagers.net", from a related party, by the issuance of 6,000,000 common shares of the Company for the purpose of pursuing its business interest as outlined in note 1. The web site is being amortized to expense over five years.

4.  RELATED PARTY TRANSACTIONS

Related parties have acquired 79 % of the common stock issued.

